               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT



             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): January 29,
1999




                      BEAL FINANCIAL CORPORATION
-----------------------------------------------------------------
     (Exact name of Registrant as specified in its Charter)



    Texas                   33-93212                75-2583551
-----------------------------------------------------------------
(State or other        (Commission File Number)     (IRS Employer
 jurisdiction of                                   Identification
 incorporation)                                         Number)


Suite 300, LB66, 15770 North Dallas Parkway               75248
-----------------------------------------------------------------
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (972)
404-4000

                               N/A
-----------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item 5.     Other Events
-------     ------------

     On January 20, 1999, Beal Financial Corporation (the "Company") made a term loan to its primary shareholder, Mr. D. Andrew Beal (the
"Borrower"), in the amount of $60,000,000 (the "Loan"). The Loan is secured by a first priority security interest in the Borrower's stock or other ownership interests (including all products and proceeds thereof) in the Company and other companies which are not affiliated with the Company. Accrued interest is paid quarterly on the Loan at a fixed-rate of 10.5% per annum, and the Loan matures on December 30,
2001.

     Pursuant to the Indenture relating to the Company's 12 %
Senior
Notes due August 15, 2000 (the "Senior Notes"), the Company has delivered to the Indenture Trustee an Officer's Certificate certifying that the Loan: (1) is on terms that in good faith would be
offered in
an arm's length transaction to a person that is not an affiliate of the
Company; (2) was approved by a majority of the disinterested board of
directors, and (3) is fair to the Company from a financial point of
view based upon an opinion by a certified expert with experience in
appraising transactions of a type similar to the Loan.  Prior to the
closing of the Loan, the independent Board of Directors of the
Company
approved the Loan based upon, among other things, a fairness opinion
from Valuation Research Corporation stating that (1) the Loan is on
terms that are no less favorable to the Company than would be available in a comparable transaction in an arm's length dealing with a person that is not an affiliate of the Company or in good faith would
be offered to a person that is not an affiliate of the Company;
(2)
after the Loan is made, the Company remains solvent under applicable state and Federal law; and (3) the Loan is fair to the Company and the holders of the Senior Notes from a financial point of view.

                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   BEAL FINANCIAL CORPORATION



Date:   January 29, 1999          By: /s/M. Molly Curl
      -------------------             --------------------------
                                      M. Molly Curl
                                      Chairman/CEO